Exhibit 10.3

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

ARCADIA BIOSCIENCES, INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

DROUGHT-RESISTANT PLANTS

UC Case No.: 2005-095

TABLE OF CONTENTS

1.	DEFINITIONS	4

2.	GRANT	9

3.	SUBLICENSES	11

4.	LICENSE ISSUE FEE/MAINTENANCE FEES	12

5.	ROYALTIES	13

6.	DILIGENCE	14

7.	PROGRESS AND ROYALTY REPORTS	16

8.	BOOKS AND RECORDS	17

9.	LIFE OF THE AGREEMENT	18

10.	TERMINATION BY THE REGENTS	18

11.	TERMINATION BY LICENSEE	19

12.	DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION	19

13.	PATENT PROSECUTION AND MAINTENANCE	20

14.	MARKING	22

15.	USE OF NAMES AND TRADEMARKS	22

16.	LIMITED WARRANTIES	22

17.	PATENT INFRINGEMENT	24

18.	INDEMNIFICATION	25

19.	COMPLIANCE WITH LAWS/EXPORT CONTROLS	27

20.	GOVERNMENT APPROVAL OR REGISTRATION	28

21.	ASSIGNMENT	28

22.	NOTICES	28

23.	PAYMENTS	29

24.	WAIVER	30

25.	CONFIDENTIALITY	30

26.	FORCE MAJEURE	32

27.	SEVERABILITY	32

28.	APPLICABLE LAW; VENUE; ATTORNEYS’ FEES	33

29.	SCOPE OF AGREEMENT	33

EXCLUSIVE LICENSE AGREEMENT FOR

DROUGHT-RESISTANT PLANTS

U.C. Case No.: 2005-095

This EXCLUSIVE LICENSE AGREEMENT (“Agreement”) is effective July 2, 2010 (“Effective Date”), by and between (a) The Regents of the University of California (“The Regents”), a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Davis Campus Technology Transfer Services, at the University of California, Davis, 1850 Research Park Drive, Suite 100, Davis, CA 95618-6134, and (b) Arcadia Biosciences, Inc. (“Licensee”), an Arizona corporation having a principal place of business at 202 Cousteau Place, Suite 200, Davis, California 95618.  The Regents and Licensee will be referred to herein, on occasion, individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, the invention entitled “Drought-Resistant Plants” (the “Invention”), as described in The Regents’ Case No. 2005-095, was conceived at the Davis campus of the University of California, Davis, by Dr. Eduardo Blumwald (“Eduardo Blumwald”), Dr. Amira Gepstein (“Amira Gepstein”), and Dr. Shimon Gepstein (“Shimon Gepstein”), with Eduardo Blumwald, Shimon Gepstein, and Amira Gepstein referred to herein collectively as “the Inventors”;

WHEREAS, at the time the Invention was conceived, Amira Gepstein and Shimon Gepstein, while on leave from the Technion Research and Development Foundation (“Technion”) of Haifa, Israel, were visiting scientists at the University of California, Davis, conducting research in the laboratory of Eduardo Blumwald;

WHEREAS, the Invention was conceived as a joint work of the Inventors, […*…]

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[…*…]

WHEREAS, patent applications based on the Invention, which patent applications and any patents issued thereon are included within Patent Rights (as that term is defined herein), were filed at the request of The Regents;

WHEREAS, the Inventors signed certain Assignment documents by which the Inventors assigned all right, title, and interest in and to the Patent Rights, and to the Invention as disclosed in the Patent Rights, to The Regents;

WHEREAS, The Regents and Licensee entered into a Letter Agreement (“Letter Agreement”) effective March 14, 2006 (UC Agreement Control No. 2006-30-0534), as extended by (1) the Extension Agreement effective September 11, 2006, (2) the Second Extension Agreement effective December 14, 2006, (3) the Third Extension Agreement effective March 21, 2007, and (4) the Fourth Extension Agreement effective June 26, 2007, which Letter Agreement, as so extended, terminated August 1, 2007, which granted Licensee an exclusive right to negotiate an option agreement, and under the terms of the option agreement, to negotiate an exclusive license under the Patent Rights;

WHEREAS, The Regents and Licensee entered into an Option Agreement effective August 1, 2007 (UC Agreement Control No. 2008-11-0080), which was subsequently modified by First Amendment (UC Control No. 2008-11-080 REVA) effective February 1, 2008, by Second Amendment (UC Control No. 2008-11-080 REVC) effective August 27, 2009, and by Third Amendment (UC Control No. 2008-11-0080 REVD) effective February 28, 2010, which Option Agreement granted Licensee an exclusive right to negotiate an exclusive license under the Patent Rights;

[…*…]

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[…*…]

[…*…]

[…*…]

[…*…]

WHEREAS, Licensee is a “small entity” as defined in 37 CFR 1.27;

WHEREAS, The Regents and Licensee desire to have the Invention developed and commercialized so that products resulting therefrom may be available for public use and benefit; and

WHEREAS, Licensee desires to acquire, and The Regents desires to grant to Licensee, an exclusive license under the Patent Rights to manufacture, have manufactured, use, have used, sell, have sold, offer for sale, and import products, methods and services falling within the scope of the claims of the Patent Rights, in accordance with the terms herein.

Now, therefore, the Parties agree as follows:

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.                                      DEFINITIONS

1.1.                            “Affiliate” of Licensee (or Sublicensee, respectively) means any entity that, directly or indirectly, Controls Licensee (or Sublicensee, respectively), is Controlled by Licensee (or Sublicensee, respectively), or is under common Control with Licensee (or Sublicensee, respectively).  “Control” means (i) having the actual, present capacity to elect a majority of the directors of such entity, (ii) having the power to direct at least forty percent (40%) of the voting rights entitled to elect directors of such entity, or (iii) in any country where the local law will not permit foreign equity participation of a majority of the outstanding stock or voting rights, the ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

1.2.                            “Joint Venture” means any separate entity established pursuant to an agreement between a third party and the Licensee, or between a third party and a Sublicensee, to constitute a vehicle for a joint venture, in which the separate entity manufactures, uses, purchases, Sells, or acquires Licensed Products or Licensed Services from the Licensee or from a Sublicensee.

1.3.                            “Licensed Field of Use” means all uses.

1.4.                            “Licensed Method” means any process or method the use or practice of which, but for the license granted pursuant to this Agreement, (a) would infringe, or contribute to or induce the infringement of, a Valid Claim of any issued, unexpired patent under the Patent Rights, or (b) is covered by a claim in a pending patent application under Patent Rights.  As used in subsection (b) of this Paragraph 1.4, “covered by a claim in a pending patent application” means that such use or practice would, but for the license granted pursuant to this Agreement, constitute infringement, or contributory infringement, or inducement of infringement of such claim if such claim were issued.

1.5.                            “Licensed Product” means any product, material, kit, or other article of manufacture or composition of matter, the manufacture, use, Sale, offer for Sale, or import of which (a) would require the performance of Licensed Methods, or (b) but for the license granted pursuant to this Agreement, would infringe, or contribute to or induce the infringement of a Valid Claim of any issued, unexpired patent under Patent Rights, or (c) is covered by a claim in a pending patent application under the Patent Rights.  As used in subsection (c)

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

above of this Paragraph 1.5, “covered by a claim in a pending patent application” means that such manufacture, use, Sale, offer for Sale or import would, but for the license granted pursuant to this Agreement, constitute infringement, or contributory infringement, or inducement of infringement of such claim if such claim were issued.

1.6.                            “Licensed Service” means a service provided using Licensed Products or Licensed Methods, including without limitation any such service provided in the form of contract research or other research performed by Licensee on behalf of a third party.

1.7.                            “Licensed Territory” means United States of America and its territories and possessions, and any foreign countries where Patent Rights exist.

1.8.                            “Net Invoice Price” means (a) the gross invoice price charged and received by Licensee for a Licensed Product or Licensed Service, and/or the fair market value of any other consideration received by Licensee for a Licensed Product or Licensed Service, or (b) in those instances where the Licensed Product or Licensed Service is combined in any manner with any other product or service, the gross invoice price charged and received by Licensee for the combined product or service, and/or the fair market value of any other consideration received by Licensee, less the following items, but only to the extent that they actually pertain to the disposition of such Licensed Product or Licensed Service, and are separately billed:

(a)                                 allowances actually granted to customers for rejections, returns, or prompt payment or volume discounts;

(b)                                 freight, transport packing, or insurance charges associated with transportation;

(c)                                  taxes, including Deductible Value-Added Tax, tariffs or import/export duties based on Sales when included in the gross invoice price, but excluding value-added taxes other than Deductible Value-Added Tax; “Deductible Value-Added Tax” means value-added tax only to the extent that such value-added tax is actually incurred and is not reimbursable, refundable, or creditable under the tax authority of any country;

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(d)                                 discounts or rebates paid or credited to customers, third-party payers, health-care systems, or administrators solely to promote the inclusion of a Licensed Product or Licensed Service in formulary programs;

(e)                                  wholesaler’s discounts or rebates to customers, third-party payers, health-care systems, or administrators solely to promote the inclusion of a Licensed Product or Licensed Service in formulary programs; and

(f)                                   rebates or discounts paid or credited pursuant to applicable law.

1.9.                            “Net Royalty Revenues” means the value of any royalty revenues, licensee fees, or other consideration received by Licensee from a Sublicensee for a Licensed Product or Licensed Service less the following:

(a)                                 fees or commissions paid to any third party broker or the like in connection with the execution of the applicable Sublicense Agreement; and

(b)                                 that part of any tax or duty, other than income tax, actually paid by Licensee in connection with any sublicensing activities for which Licensee is not eligible for a refund of the tax paid (for greater clarity, if Licensee is eligible for a partial refund, only the portion of the tax paid that is not eligible to be refunded will be included in the deduction from gross revenues).

1.10.                     “Net Sales” means the Net Invoice Price, provided that in the instances described in Subparagraphs (a) and (b) below of this Paragraph 1.10, Net Sales will have the meaning set forth in such Subparagraphs, as follows:

(a)                                 In those instances where there is a Relationship-Influenced Sale of a Licensed Product or Licensed Service, Net Sales will be based on the Net Invoice Price at which the Relationship-Influenced Sale Purchaser resells such Licensed Product or Licensed Service.

(b)                                 In those instances where a Licensed Product or Licensed Service is not Sold, but is otherwise exploited, the Net Sales for such Licensed Product or Licensed Service will be the Net Invoice Price of products or services of

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

the same or similar kind and quality, Sold in similar quantities, currently being offered for Sale by the Licensee.  Where such products or services are not currently being offered for Sale by the Licensee, the Net Sales for a Licensed Product or Licensed Service otherwise exploited, for the purpose of computing royalties, will be the average Net Invoice Price at which products or services of the same or similar kind and quality, Sold in similar quantities, are then currently being offered for Sale by other manufacturers.  Where such products or services are not currently Sold or offered for Sale by the Licensee, or others, then the Net Sales will be the Licensee’s cost of manufacture of the Licensed Product or the cost of conducting the Licensed Service, determined by the Licensee’s customary accounting procedures, plus ten percent (10%).

1.11.                     “Patent Rights” means rights owned by, or otherwise licensable by, The Regents and Technion in the claims of the following:

(a)                                 U.S. National Stage Non-Provisional Patent Application Serial Number 11/909,262, entitled “Drought-Resistant Plants,” filed March 21, 2006, based on PCT Patent Application Serial Number PCT/US2006/010678, entitled “Drought-Resistant Plants,” filed March 21, 2006, which is in turn based on U.S. Provisional Patent Application Serial Number 60/664,035, entitled “Drought-Resistant Plants,” filed March 21, 2005;

(b)                                 Foreign National Stage Patent Applications in the following countries, based on the above-referenced PCT Patent Application:

(i)                                     Australia Patent Application Serial Number 2006226863;

(ii)                                  Brazil Patent Application Serial Number PI 0607732-3;

(iii)                               Canada Patent Application Serial Number 2601605;

(iv)                              China Patent Application Serial Number 200680009038.9;

(v)                                 Europe Patent Application Serial Number 06739467.6;

(vi)                              India Patent Application Serial Number 4024/KOLNP/2007;

(vii)                           Indonesia Patent Application Serial Number W00200703096;

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(viii)                        Mexico Patent Application Serial Number 2007/011612; and

(ix)                              South Africa Patent Application Serial Number 2007/07905.

(c)                                  Continuing patent applications of any of the foregoing patent applications, including divisions, substitutions, extensions and continuations-in-part (but as to continuations-in-part, only to the extent the claims in the continuation-in-part applications are entitled to the priority date of any one or more of the foregoing patent applications);

(d)                                 Any U.S. or foreign patent issuing on any of the foregoing patent applications or continuing patent applications.

1.12.                     “Related Party” means a corporation, a firm, or other entity with which, or an individual with whom, Licensee and/or any Sublicensee (or any of their respective stockholders, subsidiaries or Affiliates) have an agreement, understanding, or arrangement (for example, but not by way of limitation, an option to purchase stock or other equity interest, or an arrangement involving a division of revenue, profits, discounts, rebates, or allowances) unrelated to the Sale or exploitation of Licensed Products or Licensed Services without which such agreement, understanding, or arrangement, the amounts, if any, charged by the Licensee or Sublicensee to such entity or individual for the Licensed Product or Licensed Service would be higher than the Net Invoice Price actually received, or if such agreement, understanding, or arrangement results in Licensee or a Sublicensee extending to such entity or individual lower prices for such Licensed Product or Licensed Service than those charged to others without such agreement, understanding, or arrangement buying similar products or services in similar quantities.

1.13.                     “Relationship-Influenced Sale” means a Sale of a Licensed Product or Licensed Service (a) between the Licensee and (i) an Affiliate of the Licensee, (ii) a Joint Venture of the Licensee, (iii) a Related Party of the Licensee, or (iv) a Sublicensee; or (b) between a Sublicensee and (i) an Affiliate of the Sublicensee, (ii) a Joint Venture of the Sublicensee, or (iii) a Related Party of the Sublicensee.

1.14.                     “Relationship-Influenced Sale Purchaser” means the purchaser of Licensed Product or Licensed Service in a Relationship-Influenced Sale.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.15.                     “Sale” means, for Licensed Products and Licensed Services, the act of selling, leasing or otherwise transferring, providing, or furnishing such product or service for any consideration.  Correspondingly, “Sell” means to make or cause to be made a Sale, and “Sold” means to have made or caused to be made a Sale.

1.16.                     “Sublicense” means a sublicense under this Agreement.

1.17.                     “Sublicensee” means a sublicensee under this Agreement.

1.18.                     “Sublicense Agreement” means a sublicense agreement under this Agreement.

1.19.                     “Valid Claim” means a claim of an issued patent in any country where the claim (i) has not expired, (ii) has not been disclaimed, (iii) has not been cancelled or superseded, or if cancelled or superseded, has been reinstated or is the subject of a continuation, continuation-in-part, reissue, or divisional application; and (iv) has not been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken.

2.                                      GRANT

2.1.                            Subject to the limitations set forth in this Agreement, including without limitation the rights reserved in Paragraph 2.2, The Regents hereby grants to Licensee an exclusive license under the Patent Rights to make, have made, use, have used, offer for Sale, import, Sell and have Sold Licensed Products and Licensed Services, and to practice Licensed Methods in the Licensed Field of Use in the Licensed Territory.

2.2.                            The license grant of Paragraph 2.1 is subject to the following retained rights:

(a)                                 the retained right of The Regents and Technion to publish any technical data and other information resulting from research performed by The Regents or by Technion, respectively, relating to the Invention, subject to (and only to the extent of) any obligations that The Regents or Technion, respectively, may owe Licensee with respect to such publishing (i) under any separate research funding agreement between The Regents or Technion, respectively, and Licensee or (ii) under any other separate agreement between The Regents or Technion, respectively, and Licensee, where such other separate agreement has a pre-publication review

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

clause (and other clauses as required under the policy of The Regents or Technion, respectively) similar to that found appropriate under the policy of The Regents or Technion, respectively, for research funding agreements;

(b)                                 the retained right of The Regents and Technion to make and use the Invention and associated technology for educational and research purposes;

(c)                                  the retained right of The Regents and Technion to practice the Patent Rights in order to make and use products, and to practice methods, for educational and research purposes; and

(d)                                 the retained right of The Regents to allow other educational and non-profit institutions to do any one or more of the activities of Subparagraphs 2.2 (a), (b), and (c) above, for educational and research purposes.

2.3.                            Paragraph 2.2 notwithstanding, The Regents and Licensee understand and agree to the provisions set forth below in this Paragraph 2.3, which provisions are in accordance with the corresponding provisions of the Inter-Institutional Agreement between The Regents and Technion:

(a)                                 It is the intent of The Regents and Licensee that licenses be granted by The Regents and/or Technion under the Patent Rights, for educational and research purposes, to any non-profit or educational institution, in order to promote research relating to the Invention worldwide.

(b)                                 It is understood and agreed that each of The Regents and Technion may grant such licenses, provided that, (i) any such licenses granted by Technion will be subject to prior written approval by The Regents, with such approval to take place no later than ten (10) days following request by Technion for such approval and with such approval not to be unreasonably withheld (and it is understood and agreed that, for avoidance of doubt, The Regents’ oversight of any such requested license by Technion is made only in order to ensure both consistency in the scope of such licenses and proper dovetailing of such licenses with the grant to Licensee under this Agreement); and (ii) The Regents will inform Technion of each license granted by The Regents for educational and research purposes to any non-profit or educational institution, every six (6) months.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(c)                                  It is understood and agreed that every six (6) months The Regents will inform Technion of each such license granted by The Regents for educational and research purposes, to any non-profit or educational institution.

(d)                                 It is understood and agreed that, for avoidance of doubt, Technion has the right to provide license rights to Technion’s SARK:IPT construct and Technion’s transgenic plants containing the SARK:IPT construct, solely for educational and research purposes, to any non-profit or educational institution.

(e)                                  It is understood and agreed that The Regents and Technion have the reserved right to make and use the Invention, and to practice the Patent Rights, for educational and research purposes (“Further Research”), and that the results of such Further Research and any intellectual property rights generated therein (including without limitation, any inventions, developments, advancements or improvements to the Invention, know-how, technology or technological information ) will belong solely to the inventing Party and will not be part of, and will not be considered as part of, the Inter-Institutional Agreement or this Agreement.

(f)                                   It is understood and agreed that either The Regents or Technion, or both, may engage in sponsored research with Licensee, for further research and development based on the Invention, with no accounting of The Regents and Technion to each other, and that each of The Regents and Technion may freely and solely negotiate and agree on terms and conditions of such sponsored research as long as such sponsored research complies with the terms of the Inter-Institutional Agreement and this Agreement.

2.4.                            Nothing in this Agreement will be deemed to grant any rights or licenses to (a) The Regents, (b) Technion, or (c) any third party, to any of Licensee’s technology, including enabling technology needed to practice the Patent Rights.

3.                                      SUBLICENSES

3.1.                            The Regents hereby further grants to Licensee the right to grant to Affiliates of Licensee and to third parties a Sublicense under the rights granted to Licensee hereunder.  Every Sublicense will include:

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(a)                                 a statement setting forth the date upon which Licensee’s exclusive license rights hereunder will expire;

(b)                                 a provision requiring the performance of all the obligations due to The Regents and Technion (and, if applicable, the United States Government) under this Agreement other than those rights and obligations specified in Article 4 (License Issue Fee/Maintenance Fees) and Paragraph 5.1 (Earned Royalties);

(c)                                  an equivalent provision for indemnification of The Regents and Technion as has been provided for in this Agreement.

3.2.                            Licensee will notify The Regents of each Sublicense granted hereunder and furnish to The Regents a copy of each such Sublicense Agreement and any amendments thereof.

3.3.                            Affiliates of Licensee and Affiliates of Sublicensee will have no licenses under Patent Rights except as granted by Sublicense pursuant to this Agreement.

3.4.                            Licensee will collect and guarantee payment of all monies and other consideration due The Regents from Sublicensees, and will deliver all reports due The Regents and received from Sublicensees.

3.5.                            Upon termination of this Agreement for any reason, all Sublicenses that are granted by Licensee pursuant to this Agreement, where the Sublicensee is in compliance with its Sublicense Agreement as of the date of such termination, will remain in effect and will be assigned to The Regents, except that The Regents will not be bound to perform any duties or obligations set forth in any Sublicenses that extend beyond the duties and obligations of The Regents set forth in this Agreement.

3.6.                            Licensee is responsible for enforcement of the terms of Sublicense Agreements.

4.                                      LICENSE ISSUE FEE/MAINTENANCE FEES

4.1.                            Licensee will pay to The Regents a non-creditable, non-refundable license issue fee (“License Issue Fee”) of […*…] due within fifteen (15) days of the Effective Date of this Agreement.  The License Issue Fee is non-refundable and not an advance against royalties or other payments due under this Agreement.

4.2.                            Licensee will pay to The Regents a license maintenance fee (“License Maintenance Fee”) of […*…], the first of which will be due on the second anniversary

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

of the Effective Date, with each subsequent License Maintenance Fee becoming due on each subsequent anniversary of the Effective Date thereafter.  Each License Maintenance Fee will be treated as a minimum annual royalty payment and will be credited against Earned Royalties due for the calendar year in which payment of the License Maintenance Fee is made.

5.                                      ROYALTIES

5.1.                            Licensee will pay to The Regents earned royalties (“Earned Royalties”) at the rate of […*…] of the Net Sales of all Licensed Products and Licensed Services, and […*…] of Net Royalty Revenues.

5.2.                            Notwithstanding the provisions of Paragraph 5.1, for each additional license to patent rights that is held by Licensee under a written, compensation-bearing agreement with a third party and that is necessary for Licensee to practice the Patent Rights in order to make Net Sales (which third party license agreements will be subject to verification by The Regents), the royalty rate for such Net Sales will be decreased by […*…].  For example, if one such additional license is required, the royalty rate for Net Sales will be decreased to […*…], and if two such additional licenses are required, the royalty rate for Net Sales will be decreased to […*…].  In no event will the royalty rate for Net Sales be less than […*…].

5.3.                            Earned Royalties accruing to The Regents will be paid to The Regents semi-annually within two (2) months after the end of each calendar half as follows: August 31 (for first half) and February 28 (for second half).

5.4.                            All payments due The Regents will be payable in United States dollars.

5.5.                            When Licensed Products and Licensed Services are Sold for monies other than United States dollars, Earned Royalties will first be determined in the foreign currency of the country in which the Sale was made and then converted into equivalent United States dollars.  The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

5.6.                            Licensee will make all payments under this Agreement either by check or electronic transfer, payable to “The Regents of the University of California” and Licensee will

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

forward such payments to The Regents at the address shown in Paragraph 23.1 below. Payments due for Sales occurring in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance, except for and subject to offsets to Net Invoice Price in accordance with Subparagraphs 1.8 (a) — (f).  Licensee will be responsible for all bank transfer charges.

5.7.                            If any patent or patent application, or any claim thereof, included within Patent Rights expires or is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has been or can be taken, all obligation to pay Earned Royalties based on such patent, patent application or claim, or any claims patentably indistinct therefrom will cease as of the date of such expiration or final decision.  Licensee will not, however, be relieved from paying any Earned Royalties that accrued before such expiration or decision or that are based on another valid patent or claim not expired or involved in such decision.

6.                                      DILIGENCE

6.1.                            Licensee, upon execution of this Agreement, will diligently proceed with the development, manufacture, and Sale of Licensed Products, Licensed Services, and Licensed Methods, and will diligently market them in quantities sufficient to meet the market demand.

6.2.                            In addition to its obligations under Paragraph 6.1, Licensee specifically commits to achieving the following milestones (either itself, or through its Sublicensees) in its activities under this Agreement:

(a)                                 Milestone #1:  Greenhouse Proof of Concept — on or before […*…];

(b)                                 Milestone #2:  Field Proof of Concept — on or before […*…];

(c)                                  Milestone #3:  Regulatory Submission — on or before […*…];

(d)                                 Milestone #4:  Regulatory Approval — on or before […*…]; and

(e)                                  Milestone #5:  Commercial Launch of a Licensed Product — on or before […*…].

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

6.3.                            If The Regents believes that Licensee has failed to meet any milestone set forth in Paragraphs 6.1 and 6.2 by the date set forth therein (if applicable), The Regents will provide written notice to Licensee of the same within a reasonable time.  License will have one hundred and twenty (120) days from the date of such written notice (“Cure Period”) to complete the stated milestone or otherwise fulfill the stated diligence obligations.  If Licensee is unable to complete the stated milestone or otherwise fulfill the stated diligence obligations within the Cure Period, Licensee may extend the completion date of such milestone or diligence obligation for a period of six (6) months from the expiration of the Cure Period upon the payment of […*…], due within ten (10) days of expiration of the Cure Period.  Licensee may further extend the completion date of any milestone or diligence obligation for an additional six (6) months upon payment of an additional […*…].  Additional extensions may be granted only by mutual written agreement of the Parties.  All such payments to extend deadlines are in addition to the annual License Maintenance Fee payment specified in Paragraph 4.2.  Should Licensee opt not to pay to extend the completion date or if Licensee should fail to complete the stated milestone or otherwise fulfill the stated diligence obligations by any extended target date, then The Regents may provide written notice to Licensee that the license granted in Paragraph 2.1 has been converted to a non-exclusive license, effective as of the date of expiration of the Cure Period or any extended target date, whichever is later.

(a)                                 Unless earlier terminated in accordance with other provisions of this Agreement, the non-exclusive license will remain in effect for one (1) year from the date of conversion under this Paragraph 6.3.  If at the end of such one-year period, Licensee has satisfied its diligence obligations (allowing for any extensions pursuant to this Paragraph 6.3), then the non-exclusive license will continue in effect, provided that, subsequent to the end of such one-year period, The Regents will not be entitled to grant any additional licenses to third parties under Patent Rights (for so long as Licensee continues to be in compliance with Licensee’s diligence obligations under this Agreement), other than (i) the rights reserved by The Regents for other educational and non-profit institutions under Paragraph 2.2, (ii) licenses already granted by The Regents during such one-year period, and (iii)

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

licenses granted by The Regents in accordance with the terms of option agreements, agreements to negotiate, or letters of intent that are entered by The Regents during such one-year period.

(b)                                 If at the end of such one-year period, Licensee has not satisfied its diligence obligations (allowing for any extensions pursuant to Paragraph 6.3), then The Regents may, at its sole discretion, exercise its rights under Article 10.

6.4.                            All notices referenced in this Article 6 will be subject to Article 22 (Notices).

7.                                      PROGRESS AND ROYALTY REPORTS

7.1.                            For the period beginning July 1, 2010, within sixty (60) days of each subsequent June 30 and December 31, Licensee will submit to The Regents a semi-annual progress report (“Progress Report”) covering Licensee’s activities related to the development and testing of all Licensed Products, Licensed Services and Licensed Methods and the obtaining of necessary governmental approvals, if any, for marketing in the United States.  The Progress Reports will be made for all development activities until the first Sale occurs in the United States.

7.2.                            Each Progress Report will be a sufficiently detailed summary of activities of Licensee and any Sublicensees so that The Regents may evaluate and determine Licensee’s progress in development of Licensed Products, Licensed Services, and Licensed Methods, and in meeting its diligence obligations under Article 6, and will include (but not be limited to) the following: summary of work completed and in progress; current schedule of anticipated events and milestones, including diligence milestones under Paragraph 6.2; anticipated market introduction dates for the Licensed Territory; and Sublicensees’ activities during the reporting period.

7.3.                            In Licensee’s Progress Report immediately subsequent to the first Sale of Licensed Products or Licensed Services by Licensee or a Sublicensee, Licensee will report the date of such first Sale.

7.4.                            After the first Sale of a Licensed Product or Licensed Service, Licensee will make semi-annual royalty reports (“Royalty Reports”) to The Regents within two (2) months after the

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

calendar halves ending June 30 and December 31 of each year.  Each Royalty Report will include at least the following:

(a)                                 The nature and number of Licensed Products and Licensed Services Sold during the reporting period;

(b)                                 Calculation of Net Sales for the period pursuant to Paragraph 1.10;

(c)                                  Calculation of Net Royalty Revenues for the period pursuant to Paragraph 1.9;

(d)                                 Calculation of total Earned Royalties due The Regents pursuant to Paragraph 5.1; and

(e)                                  Names and addresses of any new Sublicensees along with a summary of the material terms of each new Sublicense Agreement entered into during the reporting period.

7.5.                            If no Sales of a Licensed Product or Licensed Service have occurred during the report period, a statement to this effect is required in the Progress Report or Royalty Report for that period.

8.                                      BOOKS AND RECORDS

8.1.                            Licensee will keep full, true, and accurate books of accounts containing all particulars that may be necessary for the purpose of showing the amount of Earned Royalties payable to The Regents and Licensee’s compliance with other obligations under this Agreement.  Said books of accounts will be kept at Licensee’s principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates.  Said books and the supporting data will be open at all reasonable times during normal business hours upon reasonable notice, for two (2) years following the end of the calendar year to which they pertain, to the inspection and audit by representatives of The Regents for the purpose of verifying Licensee’s royalty statement or compliance in other respects with this Agreement.  Such representatives will be bound to hold all information in confidence except as necessary to communicate Licensee’s non-compliance with this Agreement to The Regents.

8.2.                            The fees and expenses of The Regents’ representatives performing such an examination will be borne by The Regents.  However, if an error in underpaid Earned Royalties to The

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Regents of more than ten percent (10%) of the total Earned Royalties due for any year is discovered, then the fees and expenses of these representatives will be borne by Licensee.

9.                                      LIFE OF THE AGREEMENT

9.1.                            Unless otherwise terminated by the operation of law or by acts of the Parties in accordance with the terms of this Agreement, this Agreement will commence on the Effective Date and will remain in effect for the life of the last-to-expire patent or last-to-be-abandoned patent application licensed under this Agreement, whichever is later.

9.2.                            Any termination of this Agreement will not affect the rights and obligations set forth in the following articles:

Article 1	Definitions
Article 8	Books and Records
Article 9	Life of the Agreement
Article 12	Disposition of Licensed Products Upon Termination
Article 15	Use of Names and Trademarks
Article 16	Limited Warranties
Article 18	Indemnification
Article 22	Notices
Article 23	Payments
Article 25	Confidentiality
Article 28	Applicable Law; Venue; Attorneys’ Fees
Article 29	Scope of Agreement

9.3.                            Any termination of this Agreement will not relieve Licensee of its obligation to pay any monies due or owing at the time of such termination and will not relieve any obligations, of either Party to the other Party, established prior to termination.

10.                               TERMINATION BY THE REGENTS

10.1.                     Except as otherwise provided in Article 6 (Diligence) of this Agreement, if Licensee should violate or fail to perform any term of this Agreement, then The Regents may give written notice of such default (“Notice of Default”) to Licensee.  If Licensee should fail to repair such default within sixty (60) days of the effective date of such notice, The Regents will have the right to terminate this Agreement and the licenses herein by a second written notice (“Notice of Termination”) to Licensee.  If a Notice of Termination is sent to Licensee, this Agreement will automatically terminate on the effective date of such notice.  Such termination will not relieve Licensee of its obligation to pay any royalty or

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

license fees owing at the time of such termination and will not impair any accrued rights of The Regents.  The aforementioned notices will be subject to Article 22 (Notices).

10.2.                     Notwithstanding Paragraph 10.1, this Agreement will terminate immediately, upon written notice given by The Regents in its sole discretion, if Licensee files a claim including in any way the assertion that any portion of The Regents’ Patent Rights is invalid or unenforceable, where the filing of such claim is by the Licensee, by a third party on behalf of the Licensee, or by a third party at the written urging of the Licensee.

10.3.                     Notwithstanding Paragraph 10.1, this Agreement will terminate immediately, upon written notice given by The Regents in its sole discretion, in the event of the filing of a petition for relief under the United States Bankruptcy Code by or against Licensee as a debtor or alleged debtor.

11.                               TERMINATION BY LICENSEE

11.1.                     Licensee will have the right at any time to terminate this Agreement in whole or as to any portion of Patent Rights by giving notice in writing to The Regents.  Such notice of termination will be subject to Article 22 (Notices) and, except as otherwise provided in Paragraph 13.4, termination of this Agreement (in whole or in part, as the case may be) will be effective sixty (60) days after the effective date of such notice.

11.2.                     Any termination pursuant to Paragraph 11.1 will not relieve Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by Licensee or any payments made to The Regents hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

12.                               DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

12.1.                     Upon termination of this Agreement under Article 10 (Termination by The Regents) or Article 11 (Termination by Licensee) of this Agreement, for a period not to exceed three (3) years after the date of termination, Licensee may complete and Sell any partially made Licensed Products and continue to render any previously commenced Licensed Services, and continue the practice of Licensed Methods only to the extent necessary to do the foregoing; provided, that all such Sales will be subject to the terms of this Agreement

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

13.                               PATENT PROSECUTION AND MAINTENANCE

13.1.                     The Regents will diligently prosecute and maintain the United States and foreign patent applications and patents under Patent Rights, subject to Licensee’s reimbursement of The Regents’ out-of-pocket costs under Paragraph 13.3 below.  The Regents will have sole responsibility for retaining and instructing patent counsel.  The Regents will, however, promptly provide, subject to Article 25 (Confidentiality), Licensee with copies of all official patent office correspondence and other documentation relevant thereto so that Licensee may be informed of the continuing prosecution and may comment upon such correspondence sufficiently in advance of any initial deadline for filing a response; provided, however, if Licensee has not commented upon such documentation in reasonable time for The Regents to sufficiently consider Licensee’s comments prior to the deadline for filing a response with the relevant government patent office, The Regents will be free to respond appropriately without consideration of Licensee’s comments, if any.

13.2.                     The Regents will use reasonable efforts to prepare or amend any patent application within Patent Rights to include claims reasonably requested by Licensee and desirable to protect the Licensed Products or Licensed Services contemplated to be Sold or Licensed Methods to be practiced under this Agreement.

13.3.                     Subject to Paragraph 13.4, all costs actually incurred by The Regents during the term of this Agreement for prosecuting and maintaining, and if authorized by Licensee, for preparing and filing, all United States and corresponding foreign patent applications and resulting patents under Patent Rights (“Patent Prosecution Costs”) which have not been previously paid by Licensee, will be paid by Licensee, so long as the licenses under Patent Rights granted to Licensee herein remain exclusive.  The costs of all interferences, oppositions, reexaminations, and reissues will be deemed to be Patent Prosecution Costs and also will be borne by Licensee (but only to the extent authorized by Licensee and actually incurred by The Regents during the term of this Agreement).  Licensee will reimburse The Regents for all eligible Patent Prosecution Costs within thirty (30) days following receipt of an itemized invoice from The Regents for Patent Prosecution Costs.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

If, however, The Regents reduces the exclusive licenses granted herein to non-exclusive licenses pursuant to Paragraph 6.3, and The Regents grants additional license(s) to all or a portion of the Patent Rights, the costs of preparing, filing, prosecuting and maintaining such subsequently licensed patent applications and patents will be divided equally among the licensed parties from the effective date of each subsequently granted license agreement.

13.4.                     Subject to the limitations set forth in Paragraph 13.3, Licensee’s obligation to underwrite and to pay all United States and foreign patent filing, prosecution, and maintenance costs for Patent Rights will continue for so long as this Agreement remains in effect, provided however, that Licensee may terminate its obligation to pay Patent Prosecution Costs with respect to any particular patent application or patent under Patent Rights in any or all designated countries upon written notice to The Regents stating that further Patent Prosecution Costs with respect to that particular patent application or patent are no longer authorized, and further provided that such Patent Prosecution Costs either have not been incurred by The Regents as of such written notice or, if incurred by The Regents subsequent to such written notice, are actually and necessarily incurred by The Regents as a result of Licensee’s notice occurring too late to cancel actions or withdraw instructions to act previously authorized by Licensee.  The Regents may continue prosecution and/or maintenance of such patent application(s) or patent(s) at its sole discretion and expense, provided, however, that Licensee will have no further rights or licenses thereto under such Patent Rights.  Licensee’s decision to terminate its rights with respect to any specific patent(s) and/or patent application(s) within the Patent Rights will not affect Licensee’s continuing rights in the remainder of the Patent Rights.

13.5.                     Licensee will promptly inform The Regents of any change in Licensee’s small entity status, as defined in 37 CFR 1.27, or of any Sublicense to an entity which does not have small entity status, as defined in 37 CFR 1.27.  With respect to all patents and patent applications in Canada, if any, The Regents is hereby advised that Licensee does not wish to claim small entity status, irrespective of whether Licensee would qualify as a small entity under Canadian law.  Moreover, with respect to all patents and patent applications in the United States, The Regents is hereby advised that Licensee does not wish to claim small entity status.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

14.                               MARKING

14.1.                     Licensee will mark all Licensed Products Sold under this Agreement, or their containers, in accordance with applicable patent marking laws.

15.                               USE OF NAMES AND TRADEMARKS

15.1                        This Agreement does not confer any right to use any name, trade name, trademark, or other designation of either Party or of Technion (including contraction, abbreviation or simulation of any of the foregoing) in advertising, publicity or other promotional activities.  Such use of the name “The Regents of the University of California,” or the name of any campus of the University of California, or the name and logo of Technion Research & Development Foundation Ltd, and/or the Technion — The Israel Institute of Technology, are prohibited.

16.                               LIMITED WARRANTIES

16.1.                     The Regents warrants that it has the lawful right to grant this license.  As affirmed by Technion in the signature blocks below, Technion acknowledges and agrees that, by virtue of the Inter-institutional Agreement (which Technion has the right and authority to enter into), The Regents has the right to grant the exclusive license under this Agreement.

16.2.                     Licensee acknowledges The Regents’ representation that, to the extent of the actual knowledge (as of the Effective Date) of The Regents’ Executive Director of UC Davis InnovationAccess at the Davis campus, The Regents is not aware of any claim, action, proceeding or investigation, whether governmental or by a third party, pending or threatened, excluding any patent office proceeding, that questions the validity or enforceability of the Patent Rights, and that The Regents makes no warranty respecting the existence of any basis for any such claim, action, proceeding or investigation.  Licensee acknowledges Technion’s representation (which representation is affirmed by Technion in the signature blocks below) that, to the extent of the actual knowledge (as of the Effective Date) of Technion’s Manager, Technion is not aware of any claim, action, proceeding or investigation, whether governmental or by a third party, pending or threatened, excluding any patent office proceeding, that questions the validity or enforceability of the Patent Rights, and that Technion makes no warranty respecting the existence of any basis for any such claim, action, proceeding or investigation.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

16.3.                     Notwithstanding anything to the contrary in the foregoing Paragraphs 16.1 and 16.2, if Licensee becomes aware of any such third party right, dispute, claim, action, proceeding, or investigation after the Effective Date, Licensee may terminate this Agreement in accordance with Article 11 (Termination by Licensee) above.

16.4.                     Except as expressly set forth in Paragraphs 16.1 and 16.2 of this Agreement, the license granted and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED.  THERE IS NO REPRESENTATION OR WARRANTY BY THE REGENTS OR TECHNION THAT THE INVENTION, THE PATENT RIGHTS, LICENSED PRODUCTS, LICENSED SERVICES OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

16.5.                     IN NO EVENT WILL THE REGENTS OR TECHNION BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, THE PATENT RIGHTS, LICENSED METHODS, LICENSED SERVICES OR LICENSED PRODUCTS.

16.6.                     Nothing in this Agreement is or will be construed as:

(a)                                 A warranty or representation by The Regents or Technion as to the validity, enforceability or scope of the Patent Rights; or

(b)                                 A warranty or representation that anything made, used, or Sold under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

(c)                                  An obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 17; or

(d)                                 Conferring by implication, estoppel, or otherwise any license or rights under any patents of The Regents or of Technion other than the Patent Rights, regardless of whether such patents are dominant or subordinate to the Patent Rights; or

(e)                                  An obligation to furnish new developments, improvements, enhancements,

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

advancement to the Invention and/or related know-how, data or information which are not included in the patents and patent applications under the Patent Rights.

17.                               PATENT INFRINGEMENT

17.1.                     In the event that Licensee learns of the substantial infringement of any Patent Rights, Licensee will promptly provide The Regents with notice and reasonable evidence of such infringement (“Infringement Notice”).  During the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither Party will notify a third party, including the infringer, of the infringement without first obtaining consent of the other Party, which consent will not be unreasonably withheld.  Both Parties will use diligent efforts, in cooperation with each other, to terminate such infringement without litigation.

(a)                                 If such infringing activity has not been abated within ninety (90) days following the effective date of the Infringement Notice, Licensee may institute suit for patent infringement against the infringer.  The Regents may voluntarily join such suit at The Regents’ expense, but The Regents may not thereafter separately commence suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in that suit.  Licensee may not join The Regents or Technion (“Owners”) in a suit initiated by Licensee without The Regents’ prior written consent.  If, in a suit initiated by Licensee, an Owner is involuntarily joined other than by Licensee, Licensee will pay any costs incurred by an Owner arising out of such suit, including but not limited to, any fees actually and necessarily incurred by an Owner for legal counsel that an Owner selects and retains to represent it in the suit.

(b)                                 If, within one hundred twenty (120) days following the effective date of the Infringement Notice, the infringing activity has not been abated and if Licensee has not brought suit against the infringer, The Regents may in its sole discretion institute suit for patent infringement against the infringer.  If The Regents institutes such suit, Licensee may not join such suit without The Regents’ consent and may not thereafter separately commence suit against the infringer for the acts of infringement that are the subject of The Regents’ suit or any judgment rendered

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

in that suit.

17.2.                     Such legal action as is decided upon will be at the expense of the Party on account of whom suit is brought and all recoveries recovered thereby will belong to such Party, provided that legal action brought jointly by the Owners and Licensee and participated in by both will be at the joint expense of both the Owners and Licensee, and all recoveries will be allocated in the following order:  (a) to each Owner and Licensee, reimbursement for its attorneys’ costs, fees, and other related out-of-pocket expenses to the extent each Owner and Licensee paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for each Owner and Licensee; and (b) any remaining amount shared jointly by both the Owners and Licensee in proportion to the share of expenses paid by each Owner and Licensee, provided that (i) in no event will The Regents’ share be less than five percent (5%) of such remaining amount if The Regents is a party to the suit, and (ii) in no event will Technion’s share be less than five percent (5%) of such remaining amount if Technion is a party to the suit.

17.3.                     Each Party will cooperate with the other Party in litigation instituted hereunder but at the expense of the party on account of whom suit is brought.  Such litigation will be controlled by the party bringing the action, except that the Owners may be represented by counsel of their choice in any suit brought by Licensee.

17.4.                     Any agreement made by Licensee for the purposes of settling litigation or other dispute will comply with the requirements of Article 3 above.  In no event may Licensee admit liability or wrongdoing on behalf of The Regents or Technion without The Regents’ or Technion’s prior written consent.

17.5.                     The Parties acknowledge that Technion has obligations to The Regents, with respect to any legal action to enforce Patent Rights, in accordance with the provisions of the Inter-Institutional Agreement.

18.                               INDEMNIFICATION

18.1.                     Licensee will indemnify, hold harmless, and defend The Regents and Technion, and their respective officers, employees, and agents; the sponsor(s) of the research that led to the Invention; and the inventors of any patents and patent applications under Patent Rights and their employers, against any and all claims, suits, losses, damages, costs, fees, and

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

expenses resulting from or arising out of exercise of this license or any Sublicense.  This indemnification will include, but not be limited to, any product liability.

18.2.                     Licensee, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain the following insurance:

(a)                                 Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence	$3,000,000

Products/Completed Operations Aggregate	$3,000,000

Personal and Advertising Injury	$3,000,000

General Aggregate	$3,000,000

(b)                                 If the above insurance is written on a claims-made form, it will continue for three (3) years following termination or expiration of this Agreement. The insurance will have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement; and

(c)                                  Worker’s Compensation as legally required in the jurisdiction in which Licensee is doing business.

18.3.                     The coverage and limits referred to in Subparagraphs 18.2(a) and 18.2(b) will not in any way limit the liability of Licensee under this Article 18. Upon the execution of this Agreement, Licensee will furnish The Regents with certificates of insurance evidencing compliance with all requirements, and Licensee will promptly notify The Regents of any material modification of the insurance coverages. Such certificates will:

(a)                                 provide for thirty (30) days’ (ten (10) days for non-payment of premium) advance written notice to The Regents of any cancellation of insurance coverages;

(b)                                 indicate that The Regents and Technion have each been endorsed as an additional insured under the coverage described above in Paragraph l8.2; and

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(c)                                  include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by The Regents or Technion.

18.4.                     The Regents will promptly notify Licensee in writing of (a) any claim or suit brought against The Regents for which The Regents intends to invoke the provisions of this Article 18, and (b) any claim or suit brought against Technion for which Technion has informed The Regents that Technion intends to invoke the provisions of this Article 18.  Licensee will keep The Regents and Technion, respectively, informed of Licensee’s defense of any claims pursuant to this Article 18.

19.                               COMPLIANCE WITH LAWS/EXPORT CONTROLS

19.1.                     Licensee will comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in Licensee’s use, manufacture, Sale, or import of the Licensed Products or Licensed Services, or in Licensee’s practice of Licensed Methods.  The Licensee will observe all applicable United States and foreign laws and regulations governing the transfer to foreign countries of technical data related to Licensed Products, including without limitation with respect to the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

19.2.                     Licensee understands that The Regents is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and The Regents’ obligations to Licensee under this Agreement are contingent on and subject to compliance with such laws and regulations.  The transfer of certain technical data and/or commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee will not export such technical data and/or commodities to certain foreign countries without prior approval of such agency.  The Regents neither represents that such a license will not be required nor that, if required, it will be issued.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

20.                               GOVERNMENT APPROVAL OR REGISTRATION

20.1.                     If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so.  Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement.  Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

21.                               ASSIGNMENT

21.1.                     This Agreement is personal to Licensee.  Licensee may not assign or transfer this Agreement, except by merger or acquisition of all or substantially all of Licensee’s business to which this Agreement relates or by operation of law, without The Regents’ prior written consent, which consent will not be unreasonably withheld.  For purposes of this Paragraph 21.1, The Regents will be deemed to have reasonable grounds for such withholding of consent in the event that being in contractual privity with the proposed assignee would be inconsistent with maintenance of The Regents’ reputation and status as a public university, or in the event that the proposed assignee in the view of The Regents would not be technically or financially capable of properly carrying out its duties under this Agreement.  If The Regents refuse to grant such consent, The Regents will provide to Licensee, with particularity and in writing, a full explanation of the reasons for refusing consent.  This Agreement is binding upon and will inure to the benefit of The Regents, its successors and assigns.

22.                               NOTICES

22.1.                     Any notice required to be given to either Party under this Agreement will be deemed to have been properly given and to be effective:

(a)                                 on the date of delivery if delivered in person;

(b)                                 on the date of mailing if mailed by first-class certified mail, postage paid; or

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(c)                                  on the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice or payment;

to the respective addresses given below, or to another address as designated in writing by the Party changing its address:

To The Regents:	UC Davis InnovationAccess
Technology Transfer Services
1850 Research Park Drive, Suite 100
Davis, CA 95618-6134
	Attn.:	Director (UC Case No.: 2005-095)

To Licensee:	Arcadia Biosciences, Inc.
202 Cousteau Place, Suite 200
Davis, CA 95616
	Attn.:	Eric J. Rey
President and CEO

22.2.                     Either Party may change its address upon written notice to the other Party.

23.                               PAYMENTS

23.1.                     Payments to The Regents will be made to the following address:

The Regents of the University of California
Innovation Alliances & Services
1111 Franklin Street, 5th Floor
Oakland, CA 94607-5200
Attention:	Executive Director, Research Administration and Technology Transfer
Referring to: UC Case No. 2005-095

23.2.                     If monies owed to The Regents under this Agreement are not received by The Regents when due, Licensee will pay to The Regents interest charges at a rate of ten percent (10%) per annum.  Such interest will be calculated from the date payment was due until actually received by The Regents.  Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of The Regents related to such late payment.  Acceptance of any late payment will not constitute a waiver under Article 24 (Waiver) of this Agreement.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

24.                               WAIVER

24.1.                     The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.  None of the terms and conditions of this Agreement can be waived except by the written consent of the Party waiving compliance.

25.                               CONFIDENTIALITY

25.1.                     Subject to Paragraphs 25.3, 25.4 and 25.5, each Party will hold the other Party’s proprietary business and technical information, data, experimental results, financial information and reports, patent prosecution material, and other proprietary information, including the negotiated terms of this Agreement (collectively “Proprietary Information”), in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and information of a similar nature, provided that, The Regents may disclose Proprietary Information of Licensee (including reports under Article 7 and including other Proprietary Information of Licensee which is directly related to the Patent Rights or licensing thereof)  to Technion under the confidentiality provision of the Inter-Institutional Agreement, or under other written confidentiality agreement between The Regents and Technion.  This obligation will expire five (5) years after the termination or expiration of this Agreement.

25.2.                     Written Proprietary Information may be labeled or marked confidential or proprietary.  If the Proprietary Information is orally disclosed, it may be reduced to writing or some other physically tangible form, marked and labeled as confidential or proprietary by the disclosing Party and delivered to the receiving Party after the oral disclosure. In no event, however, will absence of labeling or marking affect the proprietary nature of Proprietary Information or the confidentiality obligations of the receiving Party.

25.3.                     Nothing contained herein will in any way restrict or impair the right of Licensee or The Regents to use, disclose, or otherwise deal with any information or data which:

(a)                                 at the time of disclosure to a receiving Party is available to the public or thereafter becomes available to the public by publication or otherwise through no act or omission of the receiving Party; or

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b)                                 the receiving Party can show by written records was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing Party; or

(c)                                  is independently made available to the receiving Party without restrictions as a matter of right by a third party; or

(d)                                 is independently developed by employees of the receiving Party who did not have access to the information disclosed by the disclosing Party; or

(e)                                  is subject to disclosure under the California Public Records Act or other requirements of law.

25.4.                     Licensee and The Regents may disclose Proprietary Information to their employees, agents, consultants, and contractors, provided that such Parties have a need to know such Proprietary Information and are bound by a like duty of confidentiality as that found in this Article 25.  In addition, Licensee will be free to disclose to potential Sublicensees the terms and conditions of this Agreement upon their request, provided such disclosure is made under a suitable confidentiality agreement.  Further, The Regents will be free to release to the inventors and senior administrators employed by The Regents the terms and conditions of this Agreement upon their request.  If such release is made, The Regents will inform such employees of the confidentiality obligations set forth above and will request that they do not disclose such terms and conditions to others.  Should a third party inquire whether a license to Patent Rights is available, The Regents may disclose the existence of this Agreement and the extent of the grant in Articles 2 and 3 to such third party, but will not disclose the name of Licensee unless (a) Licensee has already made such disclosure publicly, (b) Licensee otherwise consents to such disclosure, or (c) such disclosure is required under the California Public Records Act or other requirements of law.

25.5.                     Licensee and The Regents may disclose Proprietary Information that is required to be disclosed (i) to a governmental entity or agency in connection with seeking any governmental or regulatory approval, governmental audit, or other governmental requirement, (ii) or otherwise by law, provided that the receiving Party uses commercially reasonable efforts to give the other Party sufficient notice of such required disclosure to

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

allow such other Party reasonable opportunity to object to, and to take legal action to prevent, such disclosure.

25.6.                     Licensee and The Regents agree to destroy or return to the disclosing Party Proprietary Information received from the other in its possession within fifteen (15) days following the effective date of termination of this Agreement.  However, each Party may retain one copy of Proprietary Information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the Proprietary Information, provided such Proprietary Information will be subject to the confidentiality provisions set forth in this Article 25.  Licensee and The Regents agree to provide each other, within thirty (30) days following termination of this Agreement, with a written notice that Proprietary Information has been returned or destroyed.

26.                               FORCE MAJEURE

26.1.                     Except for Licensee’s obligation to make any payments to The Regents hereunder, and subject to Paragraph 26.2, the Parties will not be responsible for any failure to perform due to the occurrence of any catastrophic or major events beyond their reasonable control that render their performance impossible or onerous, including, without limitation, accidents (environmental, toxic spill, etc.); acts of nature or natural disasters such as earthquakes, fires or floods; biological or nuclear incidents; casualties; governmental acts, orders, restrictions, laws, proclamations, edicts, ordinances, or regulations; war, riot, or insurrection; acts of terrorism; strikes, lockouts, or other serious labor disputes; local, national, or state emergency; and power failure and power outages.  When any such events have abated, the Parties’ respective obligations hereunder will resume.

26.2.                     Either Party to this Agreement will have the right to terminate this Agreement upon thirty (30) days’ prior written notice if either Party is unable to fulfill its obligations under this Agreement due to any of the causes specified in Paragraph 26.1 continuing for a period of one (1) year or longer.

27.                               SEVERABILITY

27.1.                     The provisions of this Agreement are severable, and in the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable under any controlling body of law, such invalidity, illegality, or enforceability will not in any way affect the

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

validity or enforceability of the remaining provisions hereof, and this Agreement will be construed as if such invalid, illegal, and/or unenforceable provisions had never been contained herein.

28.                               APPLICABLE LAW; VENUE; ATTORNEYS’ FEES

28.1.                     THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, except that the scope and validity of any patent or patent application under Patent Rights will be determined by the applicable law of the country of such patent or patent application.  Any legal action brought by the Parties relating to this Agreement will be conducted in San Francisco, California. The prevailing Party in any legal action under this Agreement will be entitled to recover its reasonable attorneys’ fees in addition to its costs and necessary disbursements.

29.                               SCOPE OF AGREEMENT

29.1.                     Neither Party will use this Agreement as a basis to invoke the CREATE Act, 35 U.S.C. 103 (c) (2), without the written consent of the other Party.

29.2.                     This Agreement (and the Inter-Institutional Agreement) incorporates the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, agreements, or understandings, whether oral or written, between the Parties relating to the subject matter hereof, including, but not limited to, the Option Agreement.

29.3.                     Headings appear solely for convenience of reference. Such headings are not part of this Agreement and will not be used to construe it.

29.4.                     No amendment or modification of this Agreement will be valid or binding upon the Parties unless made in writing and signed by an authorized representative of each Party.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Agreement (and Technion has signed to confirm its review and acknowledgment as a third-party beneficiary under this Agreement, and to affirm its acknowledgment and agreement under Paragraph 16.1 and its representation under Paragraph 16.2) below in triplicate originals, or counterparts thereof, by their respective duly authorized officers or representatives.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA		ARCADIA BIOSCIENCES, INC.

By	/s/ David R. McGee	By	/s/ Eric J. Rey
	David R. McGee		Eric J. Rey
	Executive Director, UC Davis		President and CEO
InnovationAccess

Date	July 2, 2010	Date	July 2, 2010

REVIEWED AND ACKNOWLEDGED, AND AFFIRMED AS TO TECHNION’S ACKNOWLEGEMENT AND AGREEMENT IN PARAGRAPH 16.1 AND TECHNION’S REPRESENTATION IN PARAGRAPH 16.2:

TECHNION RESEARCH & DEVELOPMENT FOUNDATION

By:	/s/
(Signature)

Name:
(Please print)

Title:

Date:	July 2, 2010

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.